Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 30, 2016, among Rose Rock Finance Corporation, SemCrude Pipeline, L.L.C., Glass Mountain Holding, LLC, Rose Rock Midstream Operating, LLC, Rose Rock Midstream Energy GP, LLC, Rose Rock Midstream Crude, L.P., Rose Rock Midstream Field Services, LLC, Wattenberg Holding, LLC (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), a subsidiary of SemGroup Corporation (or its permitted successor), a Delaware corporation (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee a senior unsecured indenture (the “Base Indenture”), dated as of June 14, 2013 providing for the issuance of 7.50% Senior Notes Due 2021 (the “Notes”);

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Supplemental Indenture, dated as of September 17, 2013 (the “First Supplemental Indenture”, the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”)

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (each, a “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO SUBSIDIARY GUARANTEES. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 12 thereof. Each Subsidiary Guarantor, including each Guaranteeing Subsidiary, confirms that its Subsidiary Guarantee shall apply to the Company’s obligations under the Indenture and the Notes after giving effect to the mergers of Rose Rock Midstream Holdings, LLC, Rose Rock Midstream GP, LLC, Rose Rock Midstream, L.P. and TMOL, LLC, in each case with and into the Company.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation; provided that the foregoing shall not limit any of the Company’s obligations under the Notes. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Ex. B-1

4. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Supplemental Indenture (Additional Subsidiary Guarantees)]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 30, 2016

GUARANTEEING SUBSIDIARIES

ROSE ROCK FINANCE CORPORATION
ROSE ROCK MIDSTREAM OPERATING, LLC
ROSE ROCK MIDSTREAM ENERGY GP, LLC
ROSE ROCK MIDSTREAM FIELD SERVICES, LLC
SEMCRUDE PIPELINE, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

WATTENBERG HOLDING, LLC
GLASS MOUNTAIN HOLDING, LLC

By: Rose Rock Midstream Operating, LLC, each Guarantor’s sole member

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

ROSE ROCK MIDSTREAM CRUDE, L.P.

by: Rose Rock Midstream Energy GP, LLC, its general partner

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

[Supplemental Indenture (Additional Subsidiary Guarantees)]

COMPANY

SEMGROUP CORPORATION

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

EXISTING SUBSIDIARY GUARANTORS

SEMGAS, L.P.
SEMMATERIALS, L.P.
SEMSTREAM, L.P.

by: SemOperating G.P., L.L.C., each such Guarantor’s general partner

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

SEMGROUP EUROPE HOLDING, L.L.C.
SEMMEXICO, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Chief Financial Officer

SEMOPERATING G.P., L.L.C.
SEMDEVELOPMENT, L.L.C.
ROSE ROCK MIDSTREAM HOLDINGS, LLC

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

WILMINGTON TRUST,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Authorized Signatory

[Supplemental Indenture (Additional Subsidiary Guarantees)]